Exhibit 99.1

PRESS RELEASE

Mid Penn Bancorp, Inc.

349 Union Street

Millersburg, PA  17061

1-866-642-7736

CONTACTS

Rory G. Ritrievi President & Chief Executive Officer	Donald F. Holt Interim Chief Financial Officer

MID PENN BANCORP, INC. REPORTS RECORD QUARTERLY EARNINGS

AND DECLARES DIVIDEND

October 27, 2021 – Millersburg, PA – Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ: MPB), the parent company of Mid Penn Bank (the “Bank”) and MPB Financial Services, LLC, today reported net income to common shareholders (earnings) for the quarter ended September 30, 2021 of $9,787,000 or $0.86 per common share basic and diluted, compared to earnings of $6,547,000 or $0.78 per common share basic and diluted for the quarter ended September 30, 2020. Earnings for the quarter ended September 30, 2021 reflect an increase of over 49 percent compared to earnings for the same period in the prior year.

Earnings for the nine months ended September 30, 2021 were $28,712,000 or $2.85 per common share basic and diluted, compared to earnings of $17,198,000 or $2.04 per common share basic and diluted for the nine months ended September 30, 2020.  Earnings for the first nine months of 2021 reflects a 67 percent increase over the same period in 2020.  Mid Penn also reported total assets of $3,453,187,000 as of September 30, 2021, reflecting a 15 percent increase compared to total assets of $2,998,948,000 as of December 31, 2020.

Tangible book value per common share, a non-GAAP measure that is regularly reported in the banking industry, favorably increased to $24.75 as of September 30, 2021, compared to $22.39 as of December 31, 2020 and $21.46 as of September 30, 2020.  The GAAP measure of book value per share was $30.55 as of September 30, 2021 compared to $30.37 as of December 31, 2020, and $29.49 as of September 30, 2020.  Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Measures (Unaudited)” for a discussion of our use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for these and certain other periods ended between September 30, 2020 and September 30, 2021.

PRESIDENT’S COMMENTS

“We are delighted to announce Mid Penn’s record quarterly results to our shareholders.  This performance was the direct result of strong organic growth across our organizational footprint on both sides of the balance sheet and impressive noninterest income growth.  In addition, the results for the nine months ended September 30, 2021 reflect the incredible successes of Mid Penn’s participation in the PPP program, delivering over $1 billion to help businesses and save jobs during the uncertainty of the COVID-19 pandemic,” stated Rory Ritrievi, President and Chief Executive Officer.  Ritrievi added, “Mid Penn has succeeded in reporting record results in each of the last four quarters since September 30, 2020, an accomplishment of which we are incredibly proud. This success has positively impacted our tangible book value per share, which has increased by $2.36 per share (or 14 percent annualized) since December 31, 2020.”

“In addition to these operating results, we continue to make progress toward Mid Penn’s pending acquisition of Riverview Financial Corporation.  During the third quarter of 2021, all regulatory notifications and applications were filed in a timely manner with the appropriate agencies. It is expected that the merger will be completed in the fourth quarter of 2021 with system conversion anticipated to occur during the first quarter of 2022.  This partnership will expand Mid Penn’s presence into several new counties in Pennsylvania while solidifying our customer base in Mid Penn’s current market area.  We are excited to partner with Riverview in our development of a statewide presence while also bringing on board many well-respected, talented employees to further our vision of being the best community bank in the state.”

“Given these favorable results, the Board of Directors proudly announces the declaration of a third quarter dividend of $0.20 per common share payable on November 22, 2021 to shareholders of record as of November 10, 2021.”

PPP UPDATE

Mid Penn was a significant participating lender under the Paycheck Protection Program (“PPP”), which was originally created as a result of the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act in 2020.  The PPP program was reinstated with the Consolidated Appropriations Act of 2021. Included in total assets as of September 30, 2021 are $229,679,000 of PPP loans, net of deferred fees, with this total being comprised of (i) $216,187,000 of PPP 2021 loans, net of deferred fees, originated during the first six months of 2021; and (ii) $13,492,000 of PPP 2020 loans, net of deferred fees, originated during 2020.

FINANCIAL CONDITION

Loans

Total loans as of September 30, 2021 were $2,370,429,000 compared to $2,384,041,000 as of December 31, 2020, a decrease of $13,612,000 or less than 1 percent since year-end 2020.  This net decrease in loans was dramatically influenced by the forgiveness of PPP loans which served to offset strong organic loan growth.  Core banking loans (a non-GAAP measure calculated as total loans less PPP loans outstanding) totaled $2,140,750,000 as of September 30, 2021, an increase of $145,022,000 or 7 percent since year-end 2020, with this growth occurring primarily within Mid Penn’s commercial real estate and commercial and industrial financing loan portfolios.  This increase represents an annualized core banking loan growth rate of 10 percent since December 31, 2020.

Deposits

Total deposits increased $487,301,000 or 20 percent (26 percent annualized), from $2,474,580,000 at December 31, 2020, to $2,961,881,000 at September 30, 2021.  Deposit growth was led by substantial increases in noninterest-bearing, interest-bearing, and money market deposits, primarily due to both expanded cash management and commercial deposit account relationships, and new deposits established as a result of Mid Penn’s PPP loan funding activities.

Capital

Shareholders’ equity increased by $93,620,000 or 37 percent from $255,688,000 as of December 31, 2020 to $349,308,000 as of September 30, 2021. As previously announced, Mid Penn completed a public offering of 2,990,000 shares of common stock at a price of $25.00 per share, with the aggregate gross proceeds of the offering totaling $74,750,000.  The net proceeds of the offering after deducting the underwriting discount and offering expenses were $70,238,000.  The additional shares issued on May 4, 2021 significantly impacted the weighted average number of shares outstanding used for both the third quarter of 2021 and year-to-date 2021 earnings per share calculations.  Regulatory capital ratios for both Mid Penn and its banking subsidiary exceeded regulatory “well-capitalized” levels at both September 30, 2021 and December 31, 2020.

OPERATING RESULTS

Net Interest Income and Net Interest Margin

For the three months ended September 30, 2021, net interest income was $26,994,000, an increase of $5,586,000 or 26 percent compared to net interest income of $21,408,000 for the quarter ended September 30, 2020. Through the nine months ended September 30, 2021, net interest income was $79,196,000, an increase of $18,777,000 or 31 percent compared to net interest income of $60,419,000 for the nine months ended September 30, 2020. The year-over-year increase in earnings for the first nine months was primarily the result of Mid Penn’s continued participation in the PPP program, as the nine months ended September 30, 2021 included the recognition of $17,528,000 of PPP loan processing fees, an increase of $12,574,000 compared to $4,954,000 of PPP loan processing fees recognized during the same period in 2020. These PPP fees are recognized as interest income over the term of the respective loan, or sooner if the loans are forgiven by the SBA, or the borrower otherwise pays down principal prior to the loan’s stated maturity.  Also contributing to the net interest income increase were the interest and fees from core loan growth since September 30, 2020, as well as the reduced interest expense due to the lower cost of deposits in the first nine months of 2021 when compared to the same period in 2020.

Mid Penn’s tax-equivalent net interest margin for the three months ended September 30, 2021 was 3.26 percent compared to 3.09 percent for the three months ended September 30, 2020.  For the nine months ended September 30, 2021, Mid Penn’s tax-equivalent net interest was 3.35 percent versus 3.29 percent during the same period in 2020. The overall increase in net interest margin for both the three and nine months ended September 30, 2021 was driven by a favorable decrease in the cost of funds, driven by deposit rate decreases, many of which resulted from both management-initiated and market rate cuts initiated by the Federal Open Market Committee (“FOMC”) in March 2020 in response to the COVID-19 pandemic.  Yields on interest-earning assets remained relatively unchanged when comparing the nine months ended September 30, 2021 to the same period in 2020.  The favorable impacts of the recognition of $17,528,000 of PPP fees within interest income, as well as volume-driven increases in interest income due to higher average balances of loans and federal funds sold, were nearly entirely offset by the full impact in 2021 of the reduction in interest rates.

Noninterest Income

For the three months ended September 30, 2021, noninterest income totaled $5,509,000, an increase of $207,000 or 4 percent, compared to noninterest income of $5,302,000 for the three months ended September 30, 2020. For the nine months ended September 30, 2021, noninterest income totaled $15,873,000, an increase of $4,015,000 or 34 percent, compared to noninterest income of $11,858,000 for the same period in 2020.

Mortgage banking income was $8,382,000 for the nine months ended September 30, 2021, an increase of $2,455,000 or 41 percent, compared to the nine months ended September 30, 2020.  Mid Penn significantly increased residential mortgage originations and secondary-market loan sales and gains when comparing the first nine months of 2021 to the same period last year.  Mortgage interest rates declined as a result of responses to the pandemic, and remained low in the twelve months since September 30, 2020, resulting in significantly increased mortgage loan production.

Income from fiduciary and wealth management activities was $1,716,000 for the nine months ended September 30, 2021, an increase of $449,000 or 35 percent, compared to fiduciary income of $1,267,000 for the same period in 2020. These additional revenues were attributed to favorable growth in trust assets under management and increased sales of retail investment products.

ATM debit card interchange income was $1,854,000 for the nine months ended September 30, 2021, an increase of $428,000 or 30 percent compared to interchange income of $1,426,000 for the nine months ended September 30, 2020. The increase resulted from increasing card-based transaction usage across our expanding checking account customer base.

Merchant services income was $359,000 for the nine months ended September 30, 2021, an increase of $83,000 or 30 percent compared to merchant services income of $276,000 during the same period in 2020.  The increase was primarily attributable to new and expanded cash management relationships, including those from new PPP customers.

Other income was $2,148,000 for the nine months ended September 30, 2021, an increase of $701,000 compared to other income of $1,447,000 for the nine months ended September 30, 2020.  The increase in other income was primarily driven by higher volumes of fee-based income, including fees from new loan-level swaps, wire transfer fees, letter of credit fees, and credit card program referrals and royalties.

Noninterest Expense

For the three months ended September 30, 2021, noninterest expense totaled $20,019,000, an increase of $1,845,000 or 10 percent, compared to noninterest expense of $18,174,000 for the same period in 2020. For the nine months ended September 30, 2021, noninterest expense totaled $57,033,000, an increase of $7,875,000 or 16 percent, compared to noninterest expense of $49,158,000 for the nine months ended September 30, 2020.

Salaries and employee benefits were $29,873,000 for the nine months ended September 30, 2021, an increase of $3,327,000 or 13 percent, versus the same period in 2020, with the increase attributable to (i) increased mortgage commissions expense commensurate with the significant increases in mortgage loan originations and secondary market sales gains from the mortgage banking group; (ii) increased bonus expense in recognition of our employees and the successes of Mid Penn through the first nine months of 2021; (iii) increased medical expenses through the first nine months of 2021 when compared to the same period last year; and (iv) the addition of private banking and insurance business development professionals in our new nonbank subsidiaries focused on wealth management and insurance services.

Software licensing and utilization costs were $4,493,000 for the nine months ended September 30, 2021, an increase of $612,000 or 16 percent compared to $3,881,000 for the nine months ended September 30, 2020.  Mid Penn continues to invest in upgrades to internal systems, networks, storage capabilities, cybersecurity management, and data security mechanisms to enhance data management and security capabilities responsive to both the larger company profile and the increasing complexity of information technology management.  This increase also reflects the additional costs from both transaction volume-based charges, and licensing fees related to the addition of new staff added since September 30, 2020.

FDIC assessment expense was $1,364,000 for the nine months ended September 30, 2021, an increase of $148,000 or 12 percent compared to $1,216,000 for the nine months ended September 30, 2020.  The increased FDIC assessment aligns with the year-over-year growth of the average assets of the Bank on which the assessment is based.

Pennsylvania bank shares tax expense was $1,022,000 for the nine months ended September 30, 2021, an increase of $153,000 or 18 percent compared to $869,000 for the nine months ended September 30, 2020.  The increase in shares tax expense generally reflects an increase in total shareholder’s equity upon which the tax is based.

Mortgage banking profit-sharing expense totaled $2,005,000 for the nine months ended September 30, 2021 compared to $540,000 for the nine months ended September 30, 2020 and, for both periods, related to payments to third-party principals within the Southeastern Pennsylvania mortgage banking group at Mid Penn.  The increase for 2021 reflects the substantial increase in the revenues and profits of the mortgage banking group year over year.

Merger-related expenses totaled $720,000 for the nine months ended September 30, 2021 and consisted of legal and professional fees associated with the due diligence, fairness opinion, and other costs related to the planned Riverview acquisition announced on June 30, 2021.

Legal and professional fees were $1,591,000 for the nine months ended September 30, 2021, an increase of $554,000 or 53 percent compared to $1,037,000 for the nine months ended September 30, 2020, with this increase being attributable to consulting expenses related to strengthening and enhancing Mid Penn’s commercial online banking facility, as well as other information technology and cybersecurity management activities.

Other expenses increased $809,000 from $6,497,000 during the nine months ended September 30, 2020 to $7,306,000 for the same period in 2021 due to organizational growth resulting in increases across several components of other expense, including charitable giving, insurance, postage and courier fees, correspondent service fees, employee relations, travel and business meals, and directors’ fees.

The provision for income taxes was $6,749,000 during the nine months ended September 30, 2021, compared to $3,221,000 of income tax provision recorded for the same period in 2020. The provision for income taxes for the nine months ended September 30, 2021 reflects a combined Federal and State effective tax rate of 19.0 percent compared to 15.8 percent for the nine months ended September 30, 2020.  The increase in the effective tax rate reflects (i) higher pre-tax income when compared to the first nine months of 2020, (ii) less tax-exempt interest recognized due to less tax-exempt securities being held in the investment security portfolio when compared to the prior year, and (iii) the impact of certain merger-related expenses incurred in 2021 which are nondeductible for federal tax purposes.

ASSET QUALITY

Excluding PPP loans, which are guaranteed by the SBA, the allowance for loan and lease losses as a percentage of core loans (a non-GAAP measure) was 0.66 percent as of September 30, 2021 compared to 0.67 percent as of December 31, 2020 and 0.64 percent as of September 30, 2020.  The allowance for loan and lease losses as a percentage of total loans including PPP loans was 0.60 percent at September 30, 2021, compared to 0.56 percent at December 31, 2020 and 0.48 percent at September 30, 2020. Mid Penn had $229,679,000 and $613,924,000 of PPP loans outstanding, net of deferred fees, as of September 30, 2021 and 2020, respectively.  Mid Penn had net loan charge-offs of $1,724,000 and $45,000 for the nine months ended September 30, 2021 and 2020, respectively, with the increase in the first nine months of 2021 related to the workout of three larger nonperforming loans during the first nine months of 2021.

The provision for loan losses was $2,575,000 for the nine months ended September 30, 2021, a decrease of 5 percent compared to the provision for loan losses of $2,700,000 for the nine months ended September 30, 2020.  The allowance for loan losses and the related provision reflect Mid Penn’s continued application of the incurred loss method for estimating credit losses as Mid Penn is not yet required to adopt the current expected credit loss (“CECL”) accounting standard.

Total nonperforming assets were $6,792,000 at September 30, 2021, a substantial decrease compared to nonperforming assets of $15,644,000 at December 31, 2020 and $15,082,000 at September 30, 2020. The decrease in nonperforming assets was primarily the result of the successful workout of three nonaccrual commercial relationships totaling $10,956,000 occurring in the nine months ended September 30, 2021.

Given these large workouts, nonperforming assets were 0.32 percent of the total of loans plus other real estate assets as of September 30, 2021, a significant and favorable reduction compared to 0.66 percent at December 31, 2020 and 0.60 percent as of September 30, 2020.  Loan loss reserves as a percentage of nonperforming loans increased to 210 percent at September 30, 2021, compared to 86 percent at December 31, 2020 and 91 percent at September 30, 2020.  Total foreclosed real estate assets favorably decreased from $134,000 at December 31, 2020 to $11,000 at September 30, 2021.

As of September 30, 2021, the principal balance of loans remaining in a CARES Act qualifying deferment status totaled $3,571,000, or less than 1 percent of the total loan portfolio, a reduction compared to December 31, 2020, when $11,681,000 of loans, representing 1 percent of the total loan portfolio, were in this deferment status.  Most borrowers granted a CARES Act deferral have returned to regular payment status.   The CARES Act, along with a subsequent joint statement issued by banking agencies, provided that short-term modifications, made in response to the impact of COVID-19 to current and performing borrowers, did not need to be accounted for as troubled debt restructurings. Depending upon the specific needs and circumstances affecting each borrower, the majority of these modifications ranged from deferrals of both principal and interest payments to some borrowers reverting to interest-only payments.  The majority of the deferrals were granted for a period of three months, but some as long as nine months, depending upon management’s specific evaluation of each borrower’s circumstances.  Interest continued to accrue on loans modified under the CARES Act during the deferral period.  Mid Penn had previously provided loan modifications meeting the CARES Act qualifications to over 1,000 borrowers.  Mid Penn remains in communication with each of the few borrowers still in deferral status to assess the ongoing credit standing of the borrowers and may make further adjustments to a borrower’s relationship at some future time if warranted for the specific situation.

Asset quality measures did not reflect any new impaired assets or specific reserve allocations related to the financial impact of the COVID-19 pandemic, though Bank management is continuously and closely monitoring and evaluating the impact of the COVID-19 situation on the portfolio.   Management believes, based on information currently available, that the allowance for loan and lease losses of $14,233,000 is adequate as of September 30, 2021, to cover probable and estimated loan losses in the portfolio.

FINANCIAL HIGHLIGHTS (Unaudited):

(Dollars in thousands, except	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
per share data)	2021	2021	2021	2020	2020

Cash and cash equivalents	$754,942	$636,347	$427,371	$303,724	$195,357
Investment securities	158,311	161,702	134,318	134,555	150,333
Loans	2,370,429	2,495,192	2,646,236	2,384,041	2,521,827
Allowance for loan and lease losses	(14,233)	(14,716)	(13,591)	(13,382)	(12,170)
Net loans	2,356,196	2,480,476	2,632,645	2,370,659	2,509,657
Goodwill and other intangibles	66,377	66,644	66,919	67,200	67,631
Other assets	117,361	116,623	120,785	122,810	129,957
Total assets	$3,453,187	$3,461,792	$3,382,038	$2,998,948	$3,052,935

Noninterest-bearing deposits	$661,890	$692,016	$676,717	$536,224	$534,918
Interest-bearing deposits	2,299,991	2,090,108	1,990,110	1,938,356	1,921,480
Total deposits	2,961,881	2,782,124	2,666,827	2,474,580	2,456,398
Borrowings and subordinated debt	119,457	316,426	427,369	245,312	321,013
Other liabilities	22,541	21,673	23,806	23,368	27,335
Shareholders' equity	349,308	341,569	264,036	255,688	248,189
Total liabilities and shareholders' equity	$3,453,187	$3,461,792	$3,382,038	$2,998,948	$3,052,935

Book Value per Common Share	$30.55	$29.94	$31.37	$30.37	$29.49
Tangible Book Value per Common Share (a)	$24.75	$24.10	$23.42	$22.39	$21.46

(a) Non-GAAP measure; see Reconciliation of Non-GAAP Measures

OPERATING HIGHLIGHTS (Unaudited):

	Three Months Ended					Nine Months Ended
(Dollars in thousands, except	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
per share data)	2021	2021	2021	2020	2020	2021	2020

Interest income	$30,740	$30,729	$29,168	$31,926	$26,122	$90,637	$76,009
Interest expense	3,746	3,852	3,843	4,137	4,714	11,441	15,590
Net interest income	26,994	26,877	25,325	27,789	21,408	79,196	60,419
Provision for loan and lease losses	425	1,150	1,000	1,500	1,100	2,575	2,700
Noninterest income	5,509	5,652	4,712	6,050	5,302	15,873	11,858
Noninterest expense	20,019	19,456	17,558	21,419	18,174	57,033	49,158
Income before provision for income taxes	12,059	11,923	11,479	10,920	7,436	35,461	20,419
Provision for income taxes	2,272	2,310	2,167	1,909	889	6,749	3,221
Net income	$9,787	$9,613	$9,312	$9,011	$6,547	$28,712	$17,198

Basic Earnings per Common Share	$0.86	$0.93	$1.11	$1.07	$0.78	$2.85	$2.04
Diluted Earnings per Common Share	$0.86	$0.93	$1.10	$1.06	$0.78	$2.85	$2.04
Return on Average Equity	11.23%	12.36%	14.58%	14.34%	10.64%	12.55%	9.51%

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2021	2021 (b)	2021	2020	2020
Tier 1 Capital (to Average Assets)	8.6%	8.8%	6.7%	6.8%	6.6%
Common Tier 1 Capital (to Risk Weighted Assets)	13.2%	13.1%	9.7%	9.6%	9.5%
Tier 1 Capital (to Risk Weighted Assets)	13.2%	13.1%	9.7%	9.6%	9.5%
Total Capital (to Risk Weighted Assets)	15.8%	15.8%	12.5%	12.6%	12.3%

(b) Reflects the impact of the May 4, 2021 common stock capital raise.

RECONCILIATION OF NON-GAAP MEASURES (Unaudited):

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). For tangible book value, the most directly comparable financial measure calculated in accordance with GAAP is book value.  We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets.  Goodwill and other intangible assets have the effect of increasing total book value while not increasing tangible book value.   Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances or non-deductible portions of the non-GAAP adjustments.  Non-PPP core banking loans are meaningful to investors as they are indicative of portfolio loans and related growth from traditional bank activities and excludes short-term or nonrecurring loans from special programs like the PPP. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Mid Penn’s results and financial condition as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding Mid Penn’s ongoing operating results. This supplemental presentation should not be construed as an inference that Mid Penn’s future results will be unaffected by similar adjustments to be determined in accordance with GAAP.

Tangible Book Value Per Share

(Dollars in thousands, except	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
per share data)	2021	2021	2021	2020	2020

Shareholders' Equity	$349,308	$341,569	$264,036	$255,688	$248,189
Less: Goodwill	62,840	62,840	62,840	62,840	62,840
Less: Core Deposit and Other Intangibles	3,537	3,804	4,079	4,360	4,791
Tangible Equity	$282,931	$274,925	$197,117	$188,488	$180,558

Common Shares Outstanding	11,433,554	11,408,712	8,416,095	8,419,183	8,415,589

Tangible Book Value per Share	$24.75	$24.10	$23.42	$22.39	$21.46

Non-PPP Core Banking Loans

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(Dollars in thousands)	2021	2021	2020	2020	2020

Loans and leases, net of unearned interest	$2,370,429	$2,495,192	$2,646,236	$2,384,041	$2,521,827
Less: PPP loans, net of deferred fees	229,679	391,826	590,035	388,313	613,924
Non-PPP core banking loans	$2,140,750	$2,103,366	$2,056,201	$1,995,728	$1,907,903

CONSOLIDATED BALANCE SHEETS (Unaudited):

(Dollars in thousands, except share data)	Sept. 30, 2021	Dec. 31, 2020	Sept. 30, 2020
ASSETS
Cash and due from banks	$40,134	$31,284	$42,628
Interest-bearing balances with other financial institutions	2,536	1,541	4,097
Federal funds sold	712,272	270,899	148,632
Total cash and cash equivalents	754,942	303,724	195,357

Investment securities held to maturity, at amortized cost	152,791	128,292	140,474
(fair value $155,680, $132,794, and $144,708)
Investment securities available for sale, at fair value	5,015	5,748	8,337
Equity securities available for sale, at fair value	505	515	1,522
Loans held for sale	23,154	25,506	30,938
Loans and leases, net of unearned interest	2,370,429	2,384,041	2,521,827
Less: Allowance for loan and lease losses	(14,233)	(13,382)	(12,170)
Net loans and leases	2,356,196	2,370,659	2,509,657

Bank premises and equipment, net	25,562	24,886	25,227
Operating lease right of use asset	9,942	10,157	10,173
Finance lease right of use asset	3,132	3,267	3,312
Cash surrender value of life insurance	17,406	17,183	17,108
Restricted investment in bank stocks	7,906	7,594	7,726
Accrued interest receivable	10,008	12,971	14,663
Deferred income taxes	4,133	3,619	4,819
Goodwill	62,840	62,840	62,840
Core deposit and other intangibles, net	3,537	4,360	4,791
Foreclosed assets held for sale	11	134	1,716
Other assets	16,107	17,493	14,275
Total Assets	$3,453,187	$2,998,948	$3,052,935
LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$661,890	$536,224	$534,918
Interest-bearing demand	745,833	605,567	630,160
Money Market	905,742	720,506	679,024
Savings	205,842	195,038	192,314
Time	442,574	417,245	419,982
Total Deposits	2,961,881	2,474,580	2,456,398

Short-term borrowings	—	125,617	203,842
Long-term debt	74,858	75,115	75,199
Subordinated debt	44,599	44,580	41,972
Operating lease liability	10,950	11,200	11,212
Accrued interest payable	1,901	2,007	2,840
Federal income tax payable	—	—	1,734
Other liabilities	9,690	10,161	11,549
Total Liabilities	3,103,879	2,743,260	2,804,746

Shareholders' Equity:
Common stock, par value $1.00 per share; 20,000,000 shares authorized; Shares issued: 11,532,006 at Sept. 30, 2021, 8,511,835 at Dec. 31, 2020, and 8,508,241 at Sept. 30, 2020; Shares outstanding: 11,433,554 at Sept. 30, 2021, 8,419,183 at Dec. 31, 2020 and 8,415,589 at Sept. 30, 2020	11,532	8,512	8,508
Additional paid-in capital	246,830	178,853	178,659
Retained earnings	92,722	70,175	63,099
Accumulated other comprehensive income (loss)	147	(57)	(284)
Treasury stock, shares at cost; 98,452 at Sept. 30, 2021 and 92,652 at Dec. 31, 2020 and Sept. 30, 2020	(1,923)	(1,795)	(1,793)
Total Shareholders’ Equity	349,308	255,688	248,189
Total Liabilities and Shareholders' Equity	$3,453,187	$2,998,948	$3,052,935

CONSOLIDATED STATEMENTS OF INCOME (Unaudited):

(Dollars in thousands, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
INTEREST INCOME
Interest and fees on loans and leases	$29,590	$25,136	$87,755	$72,501
Interest and dividends on investment securities:
U.S. Treasury and government agencies	285	278	688	1,409
State and political subdivision obligations, tax-exempt	279	265	834	734
Other securities	277	406	870	882
Total interest and dividends on investment securities	841	949	2,392	3,025

Interest on other interest-bearing balances	1	3	5	36
Interest on federal funds sold	308	34	485	447
Total Interest Income	30,740	26,122	90,637	76,009
INTEREST EXPENSE
Interest on deposits	2,909	3,767	8,791	13,156
Interest on short-term borrowings	133	181	539	226
Interest on long-term and subordinated debt	704	766	2,111	2,208
Total Interest Expense	3,746	4,714	11,441	15,590
Net Interest Income	26,994	21,408	79,196	60,419
PROVISION FOR LOAN AND LEASE LOSSES	425	1,100	2,575	2,700
Net Interest Income After Provision for Loan and Lease Losses	26,569	20,308	76,621	57,719
NONINTEREST INCOME
Mortgage banking income	3,162	3,107	8,382	5,927
Income from fiduciary and wealth management activities	618	462	1,716	1,267
Service charges on deposits	223	140	552	460
ATM debit card interchange income	630	535	1,854	1,426
Net gain on sales of SBA loans	105	173	560	435
Merchant services income	58	95	359	276
Earnings from cash surrender value of life insurance	74	75	223	227
Net gain on sales of investment securities	79	150	79	393
Other income	560	565	2,148	1,447
Total Noninterest Income	5,509	5,302	15,873	11,858
NONINTEREST EXPENSE
Salaries and employee benefits	10,342	10,279	29,873	26,546
Occupancy expense, net	1,318	1,338	4,115	4,110
Equipment expense	745	713	2,237	2,148
Software licensing and utilization	1,551	1,363	4,493	3,881
Pennsylvania bank shares tax expense	498	409	1,022	869
FDIC Assessment	461	547	1,364	1,216
Legal and professional fees	610	336	1,591	1,037
Charitable contributions qualifying for State tax credits	—	—	635	545
Mortgage banking profit-sharing expense	1,140	390	2,005	540
Marketing and advertising expense	174	104	466	406
Telephone expense	134	134	409	405
Gain on sale or write-down of foreclosed assets, net	(7)	(8)	(26)	(8)
Intangible amortization	266	317	823	966
Merger and acquisition expense	198	—	720	—
Other expenses	2,589	2,252	7,306	6,497
Total Noninterest Expense	20,019	18,174	57,033	49,158
INCOME BEFORE PROVISION FOR INCOME TAXES	12,059	7,436	35,461	20,419
Provision for income taxes	2,272	889	6,749	3,221
NET INCOME	$9,787	$6,547	$28,712	$17,198

PER COMMON SHARE DATA:
Basic and Diluted Earnings Per Common Share	$0.86	$0.78	$2.85	$2.04
Cash Dividends Declared	$0.20	$0.18	$0.59	$0.59

NET INTEREST MARGIN (Unaudited):

	Average Balances, Income and Interest Rates on a Taxable Equivalent Basis
	For the Three Months Ended
(Dollars in thousands)	September 30, 2021				June 30, 2021
	Average			Average	Average			Average
	Balance	Interest		Rates	Balance	Interest		Rates
ASSETS:
Interest Bearing Balances	$2,491	$1		0.16%	$1,284	$2		0.62%
Investment Securities:
Taxable	102,259	504		1.96%	93,161	430		1.85%
Tax-Exempt	56,037	353	(a)	2.50%	55,811	352	(a)	2.53%
Total Securities	158,296	857		2.15%	148,972	782		2.11%

Federal Funds Sold	715,365	308		0.17%	477,001	98		0.08%
Loans and Leases, Net	2,422,378	29,660	(b)	4.86%	2,609,803	29,908	(b)	4.60%
Restricted Investment in Bank Stocks	7,148	58		3.22%	6,865	86		5.02%
Total Earning Assets	3,305,678	30,884		3.71%	3,243,925	30,876		3.82%

Cash and Due from Banks	39,852				34,683
Other Assets	163,227				159,084
Total Assets	$3,508,757				$3,437,692

LIABILITIES & SHAREHOLDERS' EQUITY:
Interest-bearing Demand	$681,171	$625		0.36%	$614,435	$579		0.38%
Money Market	854,065	864		0.40%	791,498	819		0.42%
Savings	208,163	60		0.11%	203,468	58		0.11%
Time	446,256	1,360		1.21%	432,739	1,460		1.35%
Total Interest-bearing Deposits	2,189,655	2,909		0.53%	2,042,140	2,916		0.57%

Short Term Borrowings	149,505	133		0.35%	264,661	232		0.35%
Long-term Debt	74,888	205		1.09%	74,976	204		1.09%
Subordinated Debt	44,596	499		4.44%	44,589	500		4.50%
Total Interest-bearing Liabilities	2,458,644	3,746		0.60%	2,426,366	3,852		0.64%

Noninterest-bearing Demand	681,230				673,735
Other Liabilities	23,067				25,585
Shareholders' Equity	345,816				312,006
Total Liabilities & Shareholders' Equity	$3,508,757				$3,437,692

Net Interest Income (taxable equivalent basis)		$27,138				$27,024
Taxable Equivalent Adjustment		(144)				(147)
Net Interest Income		$26,994				$26,877

Total Yield on Earning Assets				3.71%				3.82%
Rate on Supporting Liabilities				0.60%				0.64%
Average Interest Spread				3.10%				3.18%
Net Interest Margin				3.26%				3.34%

(a)	Includes tax-equivalent adjustments (calculated using statutory rates of 21 percent) of $74,000 for each of the three months ended

September 30, 2021 and June 30, 2021, respectively, resulting from the tax-free municipal securities in the investment portfolio.

(b)	Includes tax-equivalent adjustments (calculated using statutory rates of 21 percent) of $70,000 and $73,000 for the three months ended

September 30, 2021 and June 30, 2021, respectively, resulting from the tax-free municipal loans in the commercial loans portfolio.

	Average Balances, Income and Interest Rates on a Taxable Equivalent Basis
	For the Nine Months Ended
(Dollars in thousands)	September 30, 2021				September 30, 2020
	Average			Average	Average			Average
	Balance	Interest		Rates	Balance	Interest		Rates
ASSETS:
Interest Bearing Balances	$1,729	$5		0.39%	$4,871	$36		0.99%
Investment Securities:
Taxable	91,379	1,319		1.93%	119,458	2,034		2.27%
Tax-Exempt	55,599	1,056	(a)	2.54%	47,737	929	(a)	2.60%
Total Securities	146,978	2,375		2.16%	167,195	2,963		2.37%

Federal Funds Sold	503,652	485		0.13%	114,946	447		0.52%
Loans and Leases, Net	2,520,965	87,974	(b)	4.67%	2,181,340	72,777	(b)	4.46%
Restricted Investment in Bank Stocks	7,022	239		4.55%	6,308	257		5.44%
Total Earning Assets	3,180,346	91,078		3.83%	2,474,660	76,480		4.13%

Cash and Due from Banks	36,213				32,361
Other Assets	162,189				166,539
Total Assets	$3,378,748				$2,673,560

LIABILITIES & SHAREHOLDERS' EQUITY:
Interest-bearing Demand	$632,830	$1,782		0.38%	$514,035	$2,773		0.72%
Money Market	796,922	2,461		0.41%	579,638	3,359		0.77%
Savings	203,206	182		0.12%	183,735	279		0.20%
Time	431,009	4,366		1.35%	450,333	6,745		2.00%
Total Interest-bearing Deposits	2,063,967	8,791		0.57%	1,727,741	13,156		1.02%

Short-term Borrowings	205,697	539		0.35%	85,515	226		0.35%
Long-term Debt	74,975	613		1.09%	63,997	791		1.65%
Subordinated Debt	44,589	1,498		4.49%	37,705	1,417		5.02%
Total Interest-bearing Liabilities	2,389,228	11,441		0.64%	1,914,958	15,590		1.09%

Noninterest-bearing Demand	659,554				491,803
Other Liabilities	24,037				25,312
Shareholders' Equity	305,929				241,487
Total Liabilities & Shareholders' Equity	$3,378,748				$2,673,560

Net Interest Income (taxable equivalent basis)		$79,637				$60,890
Taxable Equivalent Adjustment		(441)				(471)
Net Interest Income		$79,196				$60,419

Total Yield on Earning Assets				3.83%				4.13%
Rate on Supporting Liabilities				0.64%				1.09%
Average Interest Spread				3.19%				3.04%
Net Interest Margin				3.35%				3.29%

(a)	Includes tax-equivalent adjustments (calculated using statutory rates of 21 percent) of $222,000 and $195,000 for the nine months ended

September 30, 2021 and September 30, 2020, respectively, resulting from the tax-free municipal securities in the investment portfolio.

(b)	Includes tax-equivalent adjustments (calculated using statutory rates of 21 percent) of $219,000 and $276,000 for the nine months ended

September 30, 2021 and September 30, 2020, respectively, resulting from the tax-free municipal loans in the commercial loans portfolio.

Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements.  The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission (“SEC”).  Accordingly, the financial information in this announcement is subject to change.  The statements are valid only as of the date hereof and Mid Penn Bancorp, Inc. disclaims any obligation to update this information.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement.  Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; the length and extent of the COVID-19 pandemic; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on securities held in Mid Penn’s portfolio; the success and timing of PPP loan repayment and forgiveness; legislation affecting the financial services industry as a whole, and Mid Penn and Mid Penn Bank individually or collectively, including tax legislation; results of the regulatory examination and supervision process and oversight, including changes in monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; the availability of financial resources in the amounts, at the times and on the terms required to support Mid Penn and Mid Penn Bank’s future businesses; material differences in the actual financial results of merger, acquisition and investment activities compared with Mid Penn’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement between Mid Penn and Riverview; the outcome of any legal proceedings that may be instituted against Mid Penn or Riverview; delays in completing the transaction; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction); the failure to obtain shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Mid Penn and Riverview do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the ability to complete the transaction and integration of Mid Penn and Riverview successfully; the dilution caused by Mid Penn’s issuance of additional shares of its capital stock in connection with the transaction; and other factors that may affect the future results of Mid Penn and Riverview.

For a more detailed description of these and other factors which would affect our results, please see Mid Penn’s filings with the SEC, including those risk factors identified in the "Risk Factors" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent filings with the SEC. The statements in this press release are made as of the date of this press release, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law.